                         [Ropes & Gray LLP Letterhead]

                                        November 19, 2004


Columbia Quality Plus Bond Fund
c/o Columbia Funds Trust III
One Financial Center
Boston, Massachusetts 02111

Ladies and Gentlemen:

We consent to the filing of forms of the legal opinions our firm expects to deliver in connection with the proposed combinations of Columbia Contrarian Income Fund, a series of Columbia Funds Trust III (the "Trust"), with Columbia Quality Plus Bond Fund, a series of the Trust ("Quality Plus Bond Fund"), and of Columbia Corporate Bond Fund, a series of the Trust, with Quality Plus Bond Fund with and as part of the Registration Statement of the Trust on Form N-14 and to the references to our firm in the related prospectus/proxy statement under the caption "Federal Income Tax Consequences."


                                             Very truly yours,

                                             /s/ Ropes & Gray LLP

                                             Ropes & Gray LLP